Exhibit 99.1

Aytu BioScience (NASDAQ: AYTU) Aytu BioScience to Acquire Neos Therapeutics, Inc. December 10, 2020 aytubio.com

Transaction Highlights & Strategic Rationale Transaction creates highly diversified specialty pharmaceutical company with $100mm of pro forma revenue Brand Marketing (10 products), Pediatric, Primary Care, and Consumer Healthcare products Accelerates transformation to profitability with estimated annual cost synergies of approximately $15 million Adds established, high performing multi-brand ADHD portfolio, expanding footprint in pediatrics and adjacent specialty areas Neos LTM Revenues(1) of $57M million Driven by Growth of ADHD Brands Adzenys® XR-ODT (amphetamine) and Cotempla® XR-ODT (methylphenidate) Opportunity to leverage and further enhance Neos RxConnect, a best-in-class patient support program, for Aytu’s product portfolio of best-in-class prescription therapeutics Broad pipeline platform anchored by lead product for sialorrhea and novel ODT delivery technology Company well-positioned for continued growth through business development (1) As of September 30, 2020.

Combination Overview (1) Announced and effective on December 8, 2020. (2) Based on the 10-day VWAP of Aytu stock as of 12/9/20

Highly Diversified Specialty Pharmaceuticals Platform with $100 Million in Revenue Three Complementary Product Sets with Critical Mass in Pediatrics PediatricsPrimary CareConsumer Health As of September 30, 2020.

Synergies will Create Robust Value and Expected to Drive Profitability Continued Opportunities for Synergies SG&A Commercial efficiencies Duplicative overhead Support functions and technology systems Operations Manufacturing optimization Streamlined R&D $15 Million Quick, efficient integration due to both companies’ management teams significant experience in mergers and acquisitions

NEOS’s ADHD Portfolio: A Market Expansion Opportunity Approved for patients 6+ years, both pediatric and adult Focused on adults – the fastest growing segment of the market Approved for patients ages 6-17 Compelling clinical efficacy data demonstrating symptom control at 1 hour after dosing and sustained through 12 hours

Large and Growing ADHD Market Drug Type Annual Prescriptions1 (Million) Annual Gross Revenue2 (Billion) Amphetamine 48.5 $5.6 Methylphenidate 19.6 $2.6 Non-Stimulants 6.9 $0.3 Total 75.1 $8.5 Adzenys XR-ODT launched in 2016 Cotempla XR-ODT launched in 2017 Adzenys ER launched in 2019 IQVIA: National Prescription Audit – trailing 12 month data as of December 2019 IQVIA; National Sales Perspective – trailing 12 month data as of December 2019

Neos RxConnect Program Will Support and Grow Aytu’s Heritage Brands Offers predictability and enhances access to Neos brands for 100% of commercially insured patients, regardless of individual insurance coverage Allows prescribers to focus on best therapeutic option, rather than on individual insurance coverage Reduces prescriber hassles that they may face when prescribing branded medications for their patients No prior authorizations required to access Neos brands Potentially reduces office administrative burden Affordable for all commercially insured patients Patients pay $35 or as low as $0 per prescription, even when enrolled in high-deductible plans

New Product Opportunity Creates Future Growth

NT0502 is in Phase 1 clinical development for the treatment of chronic sialorrhea (excessive drooling)

- Significant unmet need for an effective therapy with an improved tolerability profile and dosing regimen

Prevalence

Approximately **1.4M** diagnosed patients with sialorrhea in U.S. alone

Est. Affected Patients

Parkinson's	**0.4 M**
Disease	**0.3 M**
Cerebral Palsy	**0.6 M**
Stroke/TBI	**0.1 M**
Other	

Current Therapies

Non-selective Anticholinergics and Botulinum Toxins are reserved for the most severe patients but are associated with considerable side effects and tolerability concerns

Chronic sialorrhea represents a significant disease burden for patients, many of whom may remain untreated due to limited associated with current therapies

Source: Mozaffarian. AHA Circulation. 2016; Taylor. MMWR Surveill Summ. 2017; Laskowitz. CRC Press; 2016; Alhashemi. Neurosciences (Riyadh). 2010; Cohen. Int J Stroke. 2016; Maenner. Ann Epidemiol 2016; Marras. NPJ Parkinsons Dis. 2018; Kalf. J Neurol. 2009; Reid. Dev Med Child Neurol. 2012; McGrath Epidemiol Rev. 2008; 2015 Clozapine for Treating Schizophrenia – A comparison of the States; Maher. Ther Adv Psychopharmacol. 2016; Garnock-Jones. Paediatric Drugs 2012; Lakraj. Toxins 2013; Physician Interviews.

AYTU BioScience NEOS Therapeutics

9

Combined Companies Create Platform to Drive Growth and Support Acquisitions Existing Portfolio Expected to Grow and Generate Cash Flow Ability to Accelerate Growth Through Smart Acquisitions Potential to Unlock Significant Shareholder Value Unique opportunity to acquire assets as a consolidator in a market ripe for integration 10

Experienced Executive Leadership Josh Disbrow Chairman and CEO, Aytu BioScience Former VP of Commercial Operations at Arbor Pharmaceuticals; revenues grew from zero to over $127MM in < 5 years; Acquired by KKR Previous COO of Ampio Pharmaceuticals (NYSE: AMPE) and head of Business Unit Progressive commercial roles at LipoScience, Cyberonics, and GlaxoSmithKline Received a Bachelor of Science in Management from North Carolina State University and a Master of Business Administration from Wake Forest University Jerry McLaughlin CEO, President and Director, Neos Therapeutics President & Chief Executive Officer at AgeneBio Senior VP & CCO at NuPathe from 2007 until its acquisition by Teva Pharmaceuticals in 2014 Served in a variety of commercial leadership roles at Endo Pharmaceuticals and Merck Received a Bachelor of Arts in Economics from Dickinson College and a Master of Business Administration from Villanova University 11

Transaction Next Steps Announce Review Close Announce the deal and file merger agreement. Subject to customary review and closing requirements. Obtain shareholder approvals. Expected to close in the second quarter of 2021. Shares to be traded under Aytu Bioscience (AYTU) on the Nasdaq. 12

SUPPLEMENTAL INFORMATION 13

Overview of Aytu BioScience Focus: Licenses/acquires and commercializes novel prescription and consumer health products competing in large markets Rx Products: Natesto, Tuzistra XR, ZolpiMist Consumer Health Products: Over 20 consumer brands Finances: $13.520m net product revenue (Q1 2021) $27.632m total product revenue (FY 2020) $37.911m cash and equivalents (Q1 2021) <$1m in interest-bearing debt (Q1 2021) Corporate Structure, HQ: Re-incorporated in Delaware 2015 (predecessor founded 2002) Headquartered in Englewood, Colorado 14

Overview of Neos Therapeutics Focus: Develops, manufactures, and commercializes products for the treatment of attention deficit hyperactivity disorder (ADHD) using its drug delivery technology platform Products: Adzenys XR-ODT amphetamine, Cotempla XR-ODT methylphenidate; Adzenys ER amphetamine; and generic Tussionex Finances: $12.535m net product sales (Q3 2020) $64.649m net product sales (FY 2019) $12.744m cash and cash equivalents (Q3 2020) $43.050m in debt principal and end-of term fee (Q3 2020) Corporate Structure, HQ: Incorporated in 2009 Headquartered in Grand Prairie, Texas

NT0502 Development Program Phase 1 - Single and Multiple Ascending Dose Study Source: Neos Management

Additional Information about the Proposed Merger Transaction and Where to Find It This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of December 9, 2020, by and among Neos Therapeutics, Inc. (“Neos”), Aytu Bioscience Inc. (“Aytu”), and Neutron Acquisition Sub, Inc. In connection with the proposed merger transaction, Aytu expects to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Aytu and Neos that also constitutes a prospectus of Aytu, which joint proxy statement/prospectus will be mailed or otherwise disseminated to Aytu stockholders and Neos stockholders when it becomes available. Aytu and Neos also plan to file other relevant documents with the SEC regarding the proposed merger transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents (if and when they become available) filed by Aytu or Neos with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Aytu with the SEC will be available free of charge on Aytu’s website at www.aytubio.com or by contacting Aytu’s Investor Relations at james@haydenir.com. Copies of the documents filed by Neos with the SEC will be available free of charge on Neos’ website at www. investors.neostx.com or by contacting Neos’ Investor Relations at (972) 408-1300. Certain Information Regarding Participants Aytu and Neos and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. You can find information about Aytu’s executive officers and directors in Aytu’s definitive proxy statement filed with the SEC on March 4, 2020 in connection with Aytu’s 2020 annual meeting of stockholders. You can find information about Neos’ executive officers and directors in Neos’ definitive proxy statement filed with the SEC on April 21, 2020 in connection with Neos’ 2020 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Aytu or Neos using the sources indicated above.

No Offer or Solicitation This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor a solicitation of any vote or approval with respect to the proposed merger transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”) and otherwise in accordance with applicable law. Cautionary Statement Regarding Forward-Looking Statements This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this communication, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding the expected timetable for completing the proposed merger transaction, the results, effects, benefits and synergies of the proposed merger transaction, future, opportunities for the combined company, future financial performance and condition, the executive and board structure of Aytu, guidance and any other statements regarding Aytu’s or Neos’ future expectations, beliefs plans, objectives, financial conditions, assumptions or future events or performance. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: (i) the outcome of any legal proceedings that may be instituted against the companies and others related to the proposed merger transaction; (ii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (iii) the availability and terms of financing and capital and the general volatility of securities markets; (iv) the regulatory and commercial risks associated with introducing the COVID-19 rapid tests; (v) the accuracy of the COVID-19 rapid tests as compared to other COVID-19 tests; (vi) market acceptance of the tests; (vii) the ability to obtain FDA approval or authorization for the tests, our ability to obtain sufficient tests to meet consumer demand, if any; (viii) the manufacturers' ability to scale up manufacturing to meet customer demand, if any; (ix) reputation risks if the tests are not as effective as anticipated; (x) that the current regulatory environment continues to permit the sale of the tests; (xi) risks associated with the companies’ ability to obtain the stockholder approvals required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; and (xii) those additional risks and factors discussed in reports filed with the SEC by Aytu and Neos from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q and in the other reports and documents each company files with the SEC from time to time. In addition, the forward-looking statements included in this communication represent the views of Aytu and Neos only as of the date hereof, and subsequent events and developments may cause the views of Aytu and Neos to change. However, while Aytu and Neos may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law. 18

Contact Information: Josh Disbrow Chief Executive Officer josh.disbrow@aytubio.com Investor Relations: James Carbonara Hayden IR james@haydenir.com Transfer Agent: Direct Transfer info@issuerdirect.com 877-481-4014 19